As filed with the Securities and Exchange Commission on September 26, 1997

                                                Registration No.  333-



                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                     _____________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                     _____________________________________

                        HOUSEHOLD INTERNATIONAL, INC.
           (Exact name of registrant as specified in its charter)

        Delaware                                        36-3121988
(State of Incorporation)                (I.R.S. Employer Identification No.)

              2700 Sanders Road, Prospect Heights, Illinois 60070 (Address of principal executive offices) (Zip Code)

                       HFC BANK PLC PROFIT SHARING SCHEME
                            (Full title of the Plan)
                           __________________________

                           PATRICK D. SCHWARTZ, ESQ.
               Associate General Counsel and Assistant Secretary
                         Household International, Inc.
              2700 Sanders Road, Prospect Heights, Illinois  60070
                                 (847) 564-6301
           (Name, address and telephone number of agent for service)
                          _________________________



                        CALCULATION OF REGISTRATION FEE



  Title of                                                        Proposed               Proposed
Securities                                   Amount                Maximum                Maximum                Amount of
to be                                        to be              Offering Price           Aggregate              Registration
Registered                                 Registered            Per Share (2)        Offering Price (2)             Fee
   (1)


Common Stock,
Par Value                                   100,000             Not applicable         $11,125,000               $3,372
$1 per Share                                 shares




(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The proposed maximum aggregate offering price and the amount of the registration fee are estimated pursuant to rule 457(h) based upon the average of the high and low prices ($111.25) reported for the Common Stock on the New York Stock Exchange Composite Tape on September 25, 1997.

                         _____________________________

This Registration Statement shall hereafter become effective in accordance with the provision of Section 8(a) of the
                            Securities Act of 1933

                                     PART I

The guide booklet for the HFC Bank plc Profit Sharing Scheme contains the information required pursuant to Part I of this Registration Statement on Form S-8. Pursuant to the Note to Part I of Form S-8, the booklet is not being filed as part of this Registration Statement but is available upon request as set forth in "Available Information and Incorporation of Certain Documents by Reference."


                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  AVAILABLE INFORMATION AND INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE

                 Household International, Inc. ("Household") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048 and may also be accessed through the Web site maintained by the Commission at http:\\www.sec.gov. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements, and other material concerning Household can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605.

The following documents filed with the Commission are incorporated herein by reference:

                 (a)  Household's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains, either directly or by incorporation by reference, audited financial statements for Household's latest fiscal year for which such statements have been filed.

                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus incorporated pursuant to (a) above.

                 (c) The description of the Common Stock offered herein which is contained in any registration statements filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.

                 All documents subsequently filed by Household pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                 Household will provide without charge to each person making a written or an oral request, a copy of guide booklet and the Trust Deed and Rules for the 1-4-1 Plan and all of the documents incorporated herein by reference (other than exhibits to such documents).

                 Requests should be directed to: Household International, Inc., 2700 Sanders Road, Prospect Heights, IL 60070, Attention: Office of the Secretary (Telephone: (847) 564-5000).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 The validity of the shares of Common Stock offered hereby will be passed upon for Household by John W. Blenke, Vice President-Corporate Law and Assistant Secretary for the Company. Mr. Blenke is a full-time employee and an officer of Household and owns and holds options to purchase shares of the Common Stock of Household.

                 The financial statements of Household and its subsidiaries incorporated by reference in this Registration Statement to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said reports.

ITEM 7.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 The General Corporation Law of Delaware (Section 102) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his/her fiduciary duty as a director, except in the case where the director breached his/her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Restated Certificate of Incorporation, as amended, of Household International, Inc. (the "Company"), contains a provision which eliminated directors' personal liability as set forth above.

                 The General corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors of officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, bote of stockholders or otherwise.

                 Household's Restated Certificate of Incorporation, a amended, provides for indemnification to the fullest extent as expressly authorized by
Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household and also to persons who are serving at the request of Household as directors, officers or employees of other corporations (including subsidiaries). This right of indemnification is not exclusive of any other right which any person may acquire under any statute, bylaw, agreement, contract, vote of stockholders or otherwise.

                 Household has purchased liability policies which indemnify its officers and directors against loss arising from claims by reason of their legal liability for acts as officers, subject to limitations and conditions as set forth in the policies.

ITEM 8.  EXHIBITS.

         4       Trust Deed and Rules of the HFC Bank plc Share Scheme.

         5 Opinion of John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc.

         23.1 Consent of John W. Blenke, Vice President-Corporate Law and Assistant Secretary of Household International, Inc. is contained in his opinion filed as Exhibit 5 hereto.

         23.2    Consent of Arthur Andersen LLP, Certified Public Accountants

         24 Power of Attorney is set forth on page II-5 of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         A.      To Transmit Certain Materials.

                 Household hereby undertakes to deliver or cause to be delivered with the Prospectus, to each employee to whom the Prospectus is sent or given, a copy of Household's latest annual report to shareholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each employee to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         B.      Undertaking to Update Annually.

                 Household hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Household's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         C.      Continuous Offering.

                 Household hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Household's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         D.      Indemnification.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Household pursuant to the foregoing provisions, or otherwise, Household has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Household of expenses incurred or paid by a director, officer or controlling person of Household in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, Household will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, and State of Illinois, on the 26th day of September, 1997.



                                        HOUSEHOLD INTERNATIONAL, INC.


                                        By      William F. Aldinger
                                          ---------------------------
                                                (William F. Aldinger)
                                                 Chairman and Chief
                                                  Executive Officer


         Each person whose signature appears below constitutes and appoints J.
W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), and his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any an all amendments (including post-effective amendments) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 26th day of September, 1997.




       Signature                                                   Title


    William F. Aldinger              Chairman, Chief Executive Officer
-----------------------------        and Director (as Principal Executive
    (William F. Aldinger)            Officer)


     Robert J. Darnall               Director
-----------------------------
    (Robert J. Darnall)

      Gary G. Dillon                 Director
-----------------------------
     (Gary G. Dillon)

     John A. Edwardson               Director
-----------------------------
    (John A. Edwardson)

      Mary J. Evans                  Director
-----------------------------
     (Mary J. Evans)

      Dudley Fishburn                Director
-----------------------------
     (Dudley Fishburn)

   Cyrus F. Freidheim, Jr.           Director
-----------------------------
  (Cyrus F. Freidheim, Jr.)

      Louis E. Levy                  Director
-----------------------------
     (Louis E. Levy)

      George A. Lorch                Director
-----------------------------
     (George A. Lorch)

      John D. Nichols                Director
-----------------------------
     (John D. Nichols)

      James B. Pitblado              Director
-----------------------------
     (James B. Pitblado)

      S. Jay Stewart                 Director
-----------------------------
     (S. Jay Stewart)

   Louis W. Sullivan, M.D.           Director
-----------------------------
  (Louis W. Sullivan, M.D.)

    David A. Schoenholz              Executive Vice President-Chief Financial
-----------------------------        Officer (as Principal Accounting and
   (David A. Schoenholz)             Financial Officer)